Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580                 FAX (713) 651-0849
1100 LOUISIANA    SUITE 4600      HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202064) and the Registration Statement on Form S-8 (No. 333-190102) of Vanguard Natural Resources, LLC of all references to our firm and information from our reserves report of LRR Energy, L.P. dated January 8, 2015, included in or made a part of the LRR Energy, L.P. Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 4, 2015, and our summary report attached as Exhibit 99.3 to such Annual Report on Form 10-K. We also hereby consent to all references to our firm and information from the report appearing in this Current Report on Form 8-K of Vanguard Natural Resources, LLC.

The analysis, conclusions, and methods contained in the report are based upon information provided at the time the report was prepared, and Ryder Scott Company, L.P. has not updated and undertakes no duty to update any results contained in the report. While the report may be used as a descriptive resource, investors are advised that we have not verified information provided by others except as specifically noted in the report, and we make no representation or warranty regarding the accuracy of such information. Moreover, the conclusions contained in such report are based on assumptions that we believed were reasonable at the time of their preparation and that are described in such report in reasonable detail. However, there is a wide range of uncertainties and risks that are outside of our control that may impact these assumptions, including but not limited to, unforeseen market changes, economic changes, natural events, actions of governments or individuals, and changes in or the interpretation of laws and regulations.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
October 8, 2015

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